                                                                   EXHIBIT 10.10


                                LICENSE AGREEMENT


          This Agreement is made and entered into as of the 17th day of May, 1985, by and among MINNESOTA MINING AND MANUFACTURING COMPANY, a Delaware Corporation, having an office and principal place of business at 3M Center, Saint Paul, Minnesota 55144-1000 (herein called "3M"), ALLEN L. TAYLOR, Canadian citizen residing at 1833 Lamplight Drive, Woodbury, Minnesota 55125 (herein called "ALLEN L. TAYLOR"), and PRINTWARE, INCORPORATED, a Minnesota corporation having an office and principal place of business at 1833 Lamplight Drive, Woodbury, Minnesota 55125 (herein called "PRINTWARE").

                                   WITNESSETH:

          WHEREAS 3M developed a laser printer, known as the Model 816, that provides a coated paper output and a laser printer, known as the Model 826, that provides a plain paper output;

          WHEREAS 3M is not manufacturing or selling the Model 816 and model 826 laser printers;

          WHEREAS ALLEN L. TAYLOR, an employee of 3M, who was involved with the design of the Models 816 and 826 laser printers, has requested a license from 3M to commercially exploit this technology;

          WHEREAS 3M is willing to grant such a license to any company in which ALLEN L. TAYLOR is a substantial shareholder; and

          WHEREAS ALLEN L. TAYLOR has caused the formation of PRINTWARE for this purpose and ALLEN L. TAYLOR currently owns a substantial interest in PRINTWARE.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, have agreed as follows:

                                    ARTICLE I

                               DEFINITION OF TERMS

          When used in this Agreement, the following capitalized terms (when used in the singular or plural or possessive) shall have the following meanings, only:

1.1 "LASER PRINTER" means non-impact printers using an image data controlled laser diode with a self-resonant mirror to direct the laser diode output and providing an image output only on opaque coated paper or plain paper, wherein such image is eye readable without magnification.

1.2 "TONER" means a dry monocomponent developing material which is used in a LASER PRINTER of the type having an opaque coated paper output.

1.3 "INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL" means copy output material which is used in a LASER PRINTER of the type having an opaque coated paper output.

1.4 "LICENSED PATENTS" means all U.S. patents issuing from the U.S. patent applications and patents listed below and all non-U.S. counterparts of such patent applications, including all divisions, reissues, continuations or extensions thereof.

U.S. Serial
  Number                 Filed                    Title
- -----------              -----                    -----
 386,334             June 8, 1982         Infrared Sensitization of
                                          Photoconductive Zinc Oxide

 400,639             July 22, 1982        Scanning Device For Laser
                                          Printers

 434,189             October 13, 1982     Data Clocking Circuitry

 470,489             February 28, 1983    Laser Diode Control Circuitry

 574,066             January 26, 1984     Data Clocking Circuitry

 586,204             March 5, 1984        Scanner Amplitude Stabilization
                                          System

 589,772             March 15, 1984       Compensation Circuitry For a
                                          Laser Printer Using a Self-
                                          resonant Scanner

 594,211             March 28, 1984       RAM Clock Switching Circuitry
                                          For a Laser Beam Printer

U.S. Serial
  Number                 Filed                    Title
- -----------              -----                    -----
3,909,258           September 30, 1975    Electrographic Development
                                          Process

4,492,970           January 8, 1985       Laser Diode Printer

1.5 "KNOW-HOW" means and includes the following items owned by 3M to the extent they were used by 3M prior to December 16, 1983 with respect to Models 816 and 826 LASER PRINTERS designed by 3M and the items specifically identified in Exhibit "A" attached hereto;

          (a) circuit diagrams, including component designations; bills of materials; detailed drawings and specifications for electromechanical, mechanical, optical and laser diode components, assemblies and subassemblies for the 3M Models 816 and 826 LASER PRINTERS; vendor lists, test procedures; quality control and reliability data; manuals; detailed drawings of all tools, devices and jigs employed to manufacture the 3M Models 816 and 826 LASER PRINTERS;

          (b) "SOFTWARE" (not including application software) is software in source and object code and all documents therefor used in connection with the operation of the 3M Models 816 and 826 LASER PRINTERS; and

          (c) "FIRMWARE", including programmable read only memories (PROM's) of the 3M models 816 and 826 LASER PRINTERS loaded with SOFTWARE in object code for providing machine control, and data input control.

1.6 "LICENSED PRODUCTS" means every LASER PRINTER and every product that is specially designed for or used with LASER PRINTERS made by or made for

PRINTWARE that is covered in the jurisdiction of manufacture or sale by a valid claim of any LICENSED PATENTS or is based in any part upon 3M's KNOW-HOW which is confidential. Each claim of each of the LICENSED PATENTS shall be presumed valid in accordance with 35 U.S.C. 282 and no claim shall be considered to be invalid until it is either:

          (a) hold invalid by a court of competent jurisdiction from which no appeal is or can be taken; or

          (b)  acknowledged in writing by an officer of 3M to be invalid; or

          (c) declared invalid or unpatentable in any proceedings before any responsible patent office from which no appeal is or can be taken.

1.7 "NET REVENUES" shall mean the total revenues received, other than from 3M, by PRINTWARE from the lease or sale, as the case may be, of a LICENSED PRODUCT, or in the case of a lease of a LICENSED PRODUCT, at the option of the PRINTWARE, the published selling price for such LICENSED PRODUCT. Any of the following items, or any comparable items, may be deducted from the aforesaid total revenues or published selling price when they are actually paid by PRINTWARE and separately stated on the invoice:

          (a)  packing costs;

          (b) actual transportation and insurance costs from place of shipment to point of installation;

          (c)  excise, sales and use taxes;

          (d)  export duties and taxes; and

          (e) actual credit to customers on account of any LICENSED PRODUCT which is not accepted by the customer.

To the extent that the amounts charged for the above items can be verified by referring to separate BONA FIDE documentation of such services or products, or to separate documents as in the case of taxes or duties, such amounts need not appear on the invoice.

                                   ARTICLE II

                         GRANT OF NON-EXCLUSIVE LICENSE

2.1 3M hereby grants to PRINTWARE a non-exclusive worldwide license, without the right to sublicense, under the LICENSED PATENTS and the 3M KNOW-HOW to make or have made (except in Japan) and to use, lease, sell or otherwise dispose of LICENSED PRODUCTS in the U.S.A. and throughout the world, except that the right to sell LASER PRINTERS having a plain paper output to any company or subsidiary thereof which derives greater than fifty percent (50%) of its gross revenues from the sale and manufacture of computer printers is not effective until February 27, 1989.

          With respect to LASER PRINTERS of the type covered by U.S. Patent 3,909,258 or patent rights based on U.S. patent application Serial No. 386,334, 3M grants PRINTWARE the right to provide a label license under U.S. Patent 3,909,258 and U.S. patent application Serial No. 386,334 for the use of TONER and INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL supplied by PRINTWARE in such LASER PRINTERS. PRINTWARE shall provide conspicuously on each such LASER PRINTER and on the invoice and instruction manual for such LASER PRINTER, to the extent that it is applicable the following legend:

     PURCHASE OR LEASE OF THIS PRINTER DOES NOT INCLUDE THE RIGHT TO USE TONER IN THE PRINTER UNDER U.S. PATENT 3,909,258 AND ITS FOREIGN COUNTERPARTS OR USE OF INFRARED PHOTOCONDUCTIVE COPY MATERIAL UNDER ANY PATENT ISSUED THAT IS BASED ON U.S. PATENT APPLICATION SERIAL NO. 386,334.

2.2       With respect to the license under KNOW-HOW, as set forth in this
Article II, paragraph 2.1, 3M also grants PRINTWARE a non-exclusive worldwide right under KNOW-HOW to use, copy and modify SOFTWARE in the form of source and object code and load object code into FIRMWARE solely in connection with PRINTWARE's manufacture of LASER PRINTERS and grants PRINTWARE the worldwide right to sublicense, lease or sell FIRMWARE (as loaded with SOFTWARE) in connection with PRINTWARE's disposition of LASER PRINTERS.

2.3 3M also grants PRINTWARE a license under its copyrights for SOFTWARE under the same terms, conditions and limitations as set forth in this Article II, paragraph 2.2, above.

                                   ARTICLE III

                                     PAYMENT

3.1 PRINTWARE shall pay 3M royalties based upon the NET REVENUES of all LICENSED PRODUCTS. A credit equal to the amount of purchases (except TONER and INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL) made by PRINTWARE from 3M and used by PRINTWARE for making LICENSED PRODUCTS can be applied to reduce NET REVENUES (except NET REVENUES for TONER and INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL) at any time. The royalty (not including TONER and INFRARED SENSITIVE

PHOTOCONDUCTIVE COPY MATERIAL-based royalty) shall not exceed four percent (4%) of the NET REVENUES of LICENSED PRODUCTS. The royalty rate shall be three percent (3%) for KNOW-HOW used with respect to each LICENSED PRODUCT used, leased, sold or otherwise transferred by PRINTWARE for a period of seven (7) years beginning with the first sale of a LASER PRINTER by PRINTWARE. It shall be presumed that the KNOW-HOW has been or is being used so long as PRINTWARE produces or offers for sale a LICENSED PRODUCT during such seven (7) years. Subject to the four percent (4%) royalty limitation indicated above, the royalty rate for LICENSED PATENTS, except U.S. Patent 3,909,258 and its counterparts and any patent based on U.S. patent application Serial No. 386,334 and its counterparts, shall be one percent (1%) for each unexpired patent of LICENSED PATENTS. PRINTWARE shall also pay 3M a royalty of twelve percent (12%) of the NET REVENUES of TONER sold by PRINTWARE, but not purchased from 3M, for use in LASER PRINTERS covered by U.S. Patent 3,909,258 or its foreign counterparts. The royalty of twelve percent (12%) is included in the price of TONER purchased from 3M, such royalty being based on PRINTWARE's representation that the PRINTWARE average selling price for such TONER is anticipated to be twice PRINTWARE's TONER cost. PRINTWARE shall also pay 3M a royalty of twelve percent (12%) of the NET REVENUES of INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL which is sold by PRINTWARE, but not purchased from 3M, for use in LASER PRINTERS and which is covered by patent based on U.S. patent application Serial No. 386,334 or its foreign counterparts. The royalty of twelve percent (12%) is included in the price of INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL purchased from 3M, such royalty being based on PRINTWARE's representation that the PRINTWARE average selling price for such INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL is anticipated to be twice PRINTWARE's INFRARED SENSITIVE PHOTOCONDUCTIVE COPY MATERIAL COST.

3.2 A U.S. patent, if such exists, and any number of foreign counterparts thereof which may be applicable to the manufacture, sale or use of a LICENSED PRODUCT shall count as a single patent for computing the royalty rate applicable (e.g. if a U.S. patent has issued along with three foreign counterparts thereof, such issued patents shall count as one patent, one or more foreign counterparts without a U.S. patent shall count as one patent, any foreign patent without counterparts shall count as one patent and the royalty rate for such patent shall be applicable). Royalty shall accrue when a LICENSED PRODUCT subject to royalty is first used, leased, sold or otherwise transferred. With respect to any LICENSED PRODUCT which PRINTWARE uses, the royalty shall be computed by treating such use as an ordinary commercial sale at PRINTWARE's average NET REVENUE for such LICENSED PRODUCT for the quarter for which royalty for such use is reported.

3.3       The royalties of paragraph 3.1 shall be paid quarterly.  Within thirty
(30) days after the close of each calendar quarter from and after the date of this Agreement, PRINTWARE shall pay 3M the royalties due on LICENSED PRODUCTS sold during the three (3) months included in such quarter. The royalty payments shall be accompanied by a statement showing the basis upon which the royalties were computed. The supporting statement shall be required even if it is determined that no royalty is payable to 3M for such calendar quarter.
PRINTWARE shall be under no obligation to meet any minimum royalty.

3.4 As further consideration for the license granted in Article II, attached hereto is a form of warrant to be issued to 3M by PRINTWARE providing for the purchase by 3M of a number of shares of PRINTWARE common stock.

          (a) For purposes of this paragraph 3.4, the following definitions shall apply:

          INITIAL OFFERING: The sale of approximately 2,300,000 shares of PRINTWARE common stock to ALLEN L. TAYLOR and six individuals who are or expect to become employees of PRINTWARE.

          SECOND OFFERING: The sale of the first 1,000,000 shares of PRINTWARE common stock to venture capital firms and/or through one or more private placements, exclusive of the shares included in the Initial Offering.

          INCENTIVE STOCK OPTIONS: Options granted to employees of PRINTWARE pursuant to the provisions of an incentive stock option plan to be adopted by PRINTWARE, which plan shall provide for the issuance of approximately 500,000 shares of PRINTWARE common stock upon the exercise of options granted pursuant to the plan.

          (b) The number of shares of common stock to be provided for purchase by 3M under the Warrant shall be the greater of: (i) 600,000 shares of common stock; or (ii) twenty percent (20%) of the aggregate number of shares of common stock sold in the Initial Offering and the Second Offering and issued pursuant to the exercise of Incentive Stock Options subsequent to

May 15, 1985, and prior to the end of the Second Offering or December 31, 1986, whichever shall first occur.

          (c) The exercise price per share to be contained in the Warrant shall be fixed at the monetary amount paid per share of common stock for the largest block of shares included in the Second Offering.

          (d) In the event that the Second Offering is fully sold prior to December 31, 1986, then if any additional offering or offerings of common stock are made by PRINTWARE prior to December 31, 1986, at a price that is lower than or substantially the same as the price per share included in the Warrant pursuant to paragraph 3.4(b), then such additional offering or offerings shall be considered to be part of the Second Offering and PRINTWARE shall issue to 3M an additional warrant on the attached form providing for the purchase of additional shares of PRINTWARE common stock so that the total number of shares of PRINTWARE common stock purchasable by 3M pursuant to the Warrant and such additional warrant shall be the same number that would have been covered by the Warrant if such additional offering or offerings had been included in the Second Offering, and the exercise price per share to be contained in such additional warrant shall be fixed at the average monetary amount paid per share of common stock in such additional offering or offerings.

          (e) The Warrant and the additional warrant, if any, shall each be exercisable at any time within a period of seven years from the date of its issuance.

                                   ARTICLE IV

                                     RECORDS

4.1 PRINTWARE agrees to maintain records containing all information required for the computation and verification of royalties to be paid hereunder, all in accordance with generally accepted accounting procedures. PRINTWARE agrees to permit an independent certified public accountant selected by 3M (except one to whom PRINTWARE has some reasonable objection) to inspect such records once each year during normal business hours for the purpose of determining the correctness of any report or payments made under this Agreement. Such accountants shall only report to 3M their conclusions as to the proper royalty calculations and royalty payments, and such accountants shall not transmit to 3M any other business information of PRINTWARE.

                                    ARTICLE V

                          KNOW-HOW AND CONFIDENTIALITY

5.1 All the existing KNOW-HOW as listed in Exhibit "A" attached hereto that can be located and assembled by the use of a reasonable effort on the part of 3M, subject to the provisions of Article I, paragraph 1.5 shall be delivered to PRINTWARE by 3M within sixty (60) days after the date first appearing above. To implement the use and conveyance of KNOW-HOW, ALLEN L. TAYLOR is hereby authorized by 3M to disclose to PRINTWARE all information in his possession, custody, or control that relates directly to the 3M Models 816 and 826 LASER PRINTERS. To the extent necessary to permit ALLEN L. TAYLOR to make this conveyance, and to operate PRINTWARE with respect to the design, manufacture and sale of

LICENSED PRODUCTS, ALLEN L. TAYLOR is hereby released by 3M from the obligations of his Employee Agreement with 3M. However, in all other respects his Employee Agreement with 3M shall remain in full force and effect. The KNOW-HOW PRINTWARE receives from 3M and information received from 3M employees who receive a release from their Employee Agreements with 3M to permit such employees to convey information with respect to Models 816 and 826 LASER PRINTERS to ALLEN L. TAYLOR or PRINTWARE shall, at all times, be retained as the confidential information of 3M. PRINTWARE and ALLEN L. TAYLOR agree to retain same in confidence and not disclose it to any third party or use it in any way other than as permitted by this Agreement. PRINTWARE shall inform its officers, employees and agents who receive or are given access to 3M's KNOW-HOW of PRINTWARE's obligations not to disclose same and that such officers, employees and agents are obligated to provisions of this Article V not to disclose 3M's KNOW-HOW. PRINTWARE shall not be obligated to retain 3M's KNOW-HOW in confidence if such information:

          (a) is now or hereafter becomes public knowledge or is otherwise disclosed in such a way as to make it available to the public;

          (b) is disclosed to PRINTWARE by a third person or organization on a non-confidential basis;

          (c) is disclosed by 3M to third parties without confidential restrictions.

All provisions relating to confidential information shall end after seven (7) years from the date of first sale of a LASER PRINTER by PRINTWARE or three (3) years from the date of termination of this Agreement, whichever period is the longer. In the event this Agreement is terminated within seven (7) years from the date of first sale of a LASER PRINTER by PRINTWARE, all KNOW-HOW received by PRINTWARE from 3M shall be returned to 3M upon 3M's request.

5.2 The KNOW-HOW provided by 3M under this Agreement is KNOW-HOW owned by 3M which was developed or used by 3M in the design by 3M of Models 816 and 826 LASER PRINTERS for the Office Systems Division of 3M. The development work for such LASER PRINTERS was terminated December 16, 1983 and only prototypes were made. No commercial production was undertaken by 3M in accordance with such design. It was contemplated that certain portions of the Models 816 and 826 would be purchased from other entities such as the Japanese firms Toshiba, with which 3M has had a business relationship. No warranty is given by 3M with respect to the fitness or performance of any KNOW-HOW, machines or equipment provided under this Agreement and no representation is made by 3M that any machine portions which 3M contemplated purchase from other entities will be available from 3M or such other entities.

                                   ARTICLE VI

                            EXPORT OF TECHNICAL DATA

6.1 The exportation from the United States of technical data relating to certain technologies and/or products is permitted only if the U.S. exporter has received written assurance from the foreign importer that neither the technical data nor the direct product thereof will be knowingly reexported or exported, directly or indirectly to any prohibited country as defined in appropriate U.S. governmental regulations including The Export Regulations of the United States

Department of Commerce, 15 Code of Federal Regulations, Section 379.4(f), unless prior authorization is obtained from the U.S. authorities.
Accordingly, in order to enable 3M to furnish the Technical Information under this Agreement lawfully, PRINTWARE and ALLEN L. TAYLOR, by executing this Agreement, hereby give 3M such assurance.

                                   ARTICLE VII

                              TERM AND TERMINATION

7.1 The parties may mutually agree in writing to terminate the entire Agreement at any time.

7.2 PRINTWARE and ALLEN L. TAYLOR may terminate this Agreement at any time that PRINTWARE intends to abandon the manufacture, use and sale of LASER PRINTERS, all upon sixty (60) days written notice to 3M.

7.3 If, five (5) years after the date first appearing above, there is any period of twenty-four (24) consecutive months during which no LICENSED PRODUCT is being actively promoted or offered by PRINTWARE, this Agreement shall terminate.

7.4 If this Agreement is not terminated sooner as herein provided, this Agreement shall terminate in each country with the expiration of the last to expire of the patents pertaining to such country which are present in LICENSED PATENTS.

7.5 Upon default by either party hereto in the performance of any obligation hereunder to be performed by such party, the other party may give notice in writing to the party in default specifying the thing or matter in default. Unless such default be cured within one (1) month following the giving of such notice (or if such cure cannot be completed within such one (1) month period, if the cure thereof be not undertaken promptly upon receipt of such notice, and diligently pursued thereafter), the party giving such notice may give further written notice to the other party terminating this Agreement; in such event, this Agreement shall terminate on the date specified in such further notice, which date shall be no earlier than one (1) month from the date of such further notice. Any termination by exercise of such rights shall not relieve either party of any obligation accrued to the date of termination or relieve the party in default from liability for damage for breach or a succession of defaults shall not deprive such party of any right to terminate this Agreements arising by reason of any subsequent default.

7.6 Termination of this Agreement by either party shall not affect the warrant for purchase of common stock (Article III, 3.4) or any other rights accrued or obligations incurred prior to the date of such termination.

7.7 Notwithstanding the termination of this Agreement, PRINTWARE shall be responsible for the payment of royalties which have become due or payable prior to the date of termination.

                                  ARTICLE VIII

                                     MARKING

8.1 PATENT MARKING - PRINTWARE shall suitably and accurately mark LICENSED PRODUCTS with a notice indicating the extent to which LICENSED PRODUCTS are patented and are made under license from 3M.

8.2 SOFTWARE MARKING - PRINTWARE will retain all proprietary and/or copyright notices on any copies of SOFTWARE or FIRMWARE that PRINTWARE develops in the same form that such notices appear on the SOFTWARE or FIRMWARE furnished by 3M to PRINTWARE, or alternatively, such notices that 3M will request in writing.

8.3 TRADEMARKS, ETC. - PRINTWARE is not authorized or licensed by this Agreement to use any 3M trademark, tradename, trade label, trade dress or packaging materials either during the term of this Agreement or thereafter without the prior written consent of 3M.

                                   ARTICLE IX

                                     NOTICE

9.1 Any notice to be given by either party to the other may be given in person or by telex or telegram or by first class letter sent to the last known address or place of business of the other party and the notice shall operate and be deemed to have been given at the earliest of either the time of delivery or at expiration of one (1) business day from the date of the telex or telegram or three (3) business days from the date the letter is deposited with the U.S. Postal Service unless actual receipt at an earlier date is established, and proof that the telex or telegram was sent or that the letter was properly addressed and deposited shall be sufficient evidence of service. Until further advised, all notices shall be sent as follows:

               3M
               --
               Minnesota Mining and Manufacturing
                 Company
               3M Center
               St. Paul, Minnesota 55144-1000

     PRINTWARE, INC.                    ALLEN L. TAYLOR
     ---------------                    ---------------
     1833 Lamplight Drive               1833 Lamplight Drive
     Woodbury, Minnesota 55125          Woodbury, Minnesota 55125


                                    ARTICLE X

                                  GOVERNING LAW

10.1 This Agreement is made in the State of Minnesota, U.S.A. and shall be governed by the laws of the State of Minnesota.

                                   ARTICLE XI

                         ENTIRE AGREEMENT AND AMENDMENT

11.1 This Agreement constitutes the entire understanding between the parties hereto with respect to the LASER PRINTERS and replaces all other agreements relating to the LASER PRINTERS which may have previously existed between the parties hereto, whether written or oral.

11.2 Except as provided in paragraph 11.3 of this Article XIII, this Agreement can be amended or modified only by a written instrument executed by the parties hereto.

11.3 Until February 27, 1989, this Agreement may be amended by 3M to delete "or plain paper" in the definition of "LASER PRINTER" as set forth in Article I, paragraph 1.1 of this Agreement if greater than fifty percent (50%) of PRINTWARE's gross revenue in any PRINTWARE fiscal year is derived from the sale and manufacture of computer printers. A determination by PRINTWARE of the percentage of PRINTWARE's gross revenue that are derived in a PRINTWARE fiscal year from the sale and manufacture of computer printers shall be made at the end of each PRINTWARE fiscal year. The results of such determination shall be submitted to 3M within thirty (30) days of each PRINTWARE fiscal year.
PRINTWARE agrees to permit an independent certified public accountant selected by 3M (except one to whom PRINTWARE has some reasonable objection) to inspect such records once each year during normal business hours for the purpose of determining the correctness of the results submitted to 3M by PRINTWARE under this paragraph 11.3 of Article XI.

                                   ARTICLE XII

                               GENERAL PROVISIONS

12.1 PRINTWARE is not an agent of 3M as a result of or in any transaction under or relating to this Agreement or the licenses herein granted. PRINTWARE shall not in any way pledge 3M's credit or incur any obligations on behalf of 3M.

12.2 So long as this Agreement is in force and beginning no later than the first sale of a LICENSED PRODUCT, PRINTWARE shall obtain and keep in force liability insurance with reasonable policy limits which shall initially be in the amount of at least one million dollars ($1,000,000) per occurrence, and shall have 3M named as an additional insured on each such policy to thereby protect 3M and PRINTWARE against liability for damages or injury to anyone or any property resulting in any way from LICENSED PRODUCTS including the manufacture, use or sale thereof. 3M and PRINTWARE shall jointly review the policy limits at least annually and the policy limits shall be adjusted, if necessary, to reflect such factors as the growth of PRINTWARE, the frequency and size of claims that have been made, and the size of the premiums relative to PRINTWARE's income. In the event that 3M is ever required by a court of law to pay damages in excess of the policy limits, PRINTWARE shall promptly increase the policy limits by an amount at least equal to the excess damages.

12.3 Some of the provisions contained in this Agreement reflect certain provisions contained in a license agreement with Dataproducts Corporation, Woodland Hills, California and ALLEN L. TAYLOR is aware generally of the provisions in agreement with Dataproducts Corporation.

12.4 This Agreement shall enure to the benefit of 3M, its successors and assigns, including the resultant of any merger, consolidation or reorganization. It shall not be assigned or transferred by PRINTWARE to any party without the prior written consent of 3M which consent shall not be unreasonably withheld.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in triplicate.

                                      3M


   /s/ James A. Smith                 By  /s/ Robert M. Adams
- --------------------------------        --------------------------------
(Witness)                                 Robert M. Adams
                                      Title    Senior Vice President
                                            ----------------------------


                                      PRINTWARE, INC.


   /s/ Betty J. Penman                By   Allen L. Taylor
- --------------------------------        --------------------------------
(Witness)
                                      Title   Chairman of the Board
                                            ----------------------------


                                      ALLEN L. TAYLOR


   /s/ Betty J. Penman                By   Allen L. Taylor
- --------------------------------        --------------------------------
(Witness)
                                      Title
                                            ----------------------------

                                    EXHIBIT A
                          SPECIFIC LIST OF 3M KNOW-HOW
SOFTWARE

          1.   CO PROM assembly code listing (sources and objects files).
          2.   Bitrate basic program listing.
          3.   Data files for testing printer.
          4.   Program listing of font compression.

HARDWARE

          1.   CO PROM (in printer).
          2.   Three (3) fonts in PROM (in printer) and listing of font maps.
          3.   Mechanical drawings regarding stackers.
          4.   Drawings for custom test equipment.

MANUALS

          1.   Preliminary service manuals.
          2.   Standard work procedures regarding manufacturing.
          3.   Adjustment procedures.

SCHEMATICS

          1. Schematics for four (4) circuit boards (control, front panel, optics and engine I/O).

VELLUMS

          1.   Shell construction drawings.
          2.   Printer base stand drawing.
          3.   Other 3M vellums related to the Models 816 and 826.

WIRING DIAGRAM

          1. Four (4) boards and harness (control, front panel, optics and engine I/O).

BILL OF MATERIALS SELECTED VENDORS FOR:

          1.   all boards in printer;
          2.   all components in printer;
          3.   base stand;
          4.   consumables and supplies;
          5.   fonts;
          6.   removable prom key;
          7.   tooling.

TIMING INFORMATION

          1. Existing listing of timing for all control functions involving the print process.

OTHER DOCUMENTATION

          1.   Program listing of machine initialization.
          2.   Drum parameters.
          3.   Laser parameters.
          4. Existing description of theory of scanner portion and Opcon report.
          5. Existing documents pertinent to agency approval (UL, BRH, CSA, FCC) and quality assurance reports.

                      WARRANT FOR PURCHASE OF COMMON STOCK
                                       OF
                             PRINTWARE INCORPORATED
                            (A MINNESOTA CORPORATION)

This Certifies that MINNESOTA MINING AND MANUFACTURING the Company (hereinafter "the Holder"), for value received, is entitled to purchase from PRINTWARE, INCORPORATED (hereinafter "the Company"), __________________________________
fully paid and nonassessable shares of the common stock of the Company (hereinafter "the Common Stock") of the par value of $_______________ per share at a price of $___________________ per share pursuant to the terms and conditions hereinafter set forth.

1. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of the Common Stock), by the surrender of this Warrant at the principal office of the Company and upon payment to the Company by certified check or bank draft of the purchase price for such shares as set forth above. The Holder shall also execute and deliver such agreements and representations concerning the Holder's intention not to distribute the Common Stock so obtained and such other matters as the Company may reasonably request in order to permit issuance to the Holder of the shares of the Common Stock pursuant to exemptions from registration under federal and state laws, provided, however, that the unavailability of such exemption shall not affect the Company's obligation to issue shares of the Common Stock pursuant hereto. Upon any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

2. The Company covenants and agrees that all shares of the Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the Period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon the exercise of this Warrant, a sufficient number of shares of the Common Stock to provide for the exercise of the rights represented by this Warrant.

3. In the event that the Company shall, at any time prior to the expiration date of this Warrant and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify the Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; then, upon the subsequent exercise of this


THIS WARRANT SUBJECT TO THE TERMS OF THE LEGEND SET FORTH ON THE LAST PAGE
HEREOF.

Warrant, the Holder shall only pay the exercise price required had the Holder exercised this Warrant prior to the happening of any of the foregoing events and shall receive for the exercise price, in addition to or in substitution for each share of the Common Stock to which the Holder would otherwise be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such shares or securities of the Company or any other entity resulting from the occurrence of any such event which the Holder would have been entitled to receive had the Holder exercised this Warrant prior to the happening of any of the foregoing events.

4. The certificates representing the shares to be issued upon exercise of the rights represented by this Warrant which have not been registered under applicable federal and state laws will bear a legend substantially as follows:

          "The shares represented by this certificate have not been registered under the securities Act of 1933 ("the Act") or under state laws. The shares may not be sold, transferred, pledged or hypothecated and no transfer of them will be made by the Corporation or its transfer agent in the absence of an effective registration statement for the shares under the Act, as amended, a "no action" letter of the Securities and Exchange Commission, or an opinion of counsel acceptable to the Corporation that such registration is not required. Furthermore, the shares may not be sold, transferred, pledged or hypothecated and no transfer of them will be made by the Corporation or its transfer agent in the absence of an opinion of counsel acceptable to the Corporation that such transfer does not require compliance with appropriate state laws or that such compliance has been effected."

By exercise of this warrant the Holder agrees to be bound by the terms of such legend.

5. If, under state laws, under the Securities Act Of 1933, as amended or any other similar Federal Statute and the rules and regulations of the Commissioner thereunder all as the same shall be in effect at the time (hereinafter "the Act") and after the Holder has exercised this Warrant, the Company proposes to register any of its securities under the Act either for its own account or for the account of a security holder or security holders exercising demand registration rights (except with respect to Registration Statements filed on Form S-8 or Form S-14 or such other similar form then in effect under the Act), it will each such time give written notice to the Holder of its intention so to do and, upon the written request of the Holder given within 20 days after the Company's giving of such notice (which request shall state the intended method of disposition by the Holder of stock acquired by the Holder by exercise of this Warrant), the Company will use its best efforts to cause the stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition of the Holder's stock so registered in accordance with the written request of the Holder. Notwithstanding any other provision of this paragraph 5, if the underwriter determines that the marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the stock of the type the Holder requested be registered from such registration and underwriting. In such event, the amount of such stock to be included in the registration shall be apportioned pro rata among the holders of such stock requesting registration, according to the total amount of such stock requested to be registered by such requesters, or in such other proportion as shall mutually be agreed to by such requesters. In the event that any registration pursuant to this paragraph 5 shall be, in whole or in part, a firm commitment underwritten offering of securities of the Company, any request by the Holder pursuant to this paragraph 5 to register stock must specify that such shares are to be included in the underwriting (i) on the same terms and conditions as the shares of the Common Stock, if any, otherwise being sold through underwriters under such registration or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of the Common Stock are being sold through underwriters under such registration. The Holder shall bear its proportionate share of the expenses of such registration provided, however, that expenses borne by the Holder shall not include the cost of any financial statements prepared in the normal course of the Company's business or charges made for the services of any officers or employees of the Company in connection with such registration.

6. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

7. This Warrant shall be exercisable only by the Holder and no transfer of this Warrant or assignment of any of the Holder's rights hereunder shall be recognized by the Company.

8. This Warrant is being executed and delivered in the State of Minnesota and this Warrant shall be construed in accordance with the laws of such State.

9. This Warrant shall be void unless exercised within seven (7) years from the date of its issuance.

WITNESS the seal of the Company and the signatures of its duly authorized officers.


Dated: _____________________________    By __________________________________

                                        Title _______________________________

ATTEST:


____________________________________ (SEAL)
     Secretary

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") OR UNDER STATE LAWS. THE WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED AND NO TRANSFER OF IT WILL BE MADE BY THE CORPORATION OR ITS TRANSFER AGENT IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANT UNDER THE ACT, AS AMENDED, A "NO ACTION" LETTER OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. FURTHERMORE, THE WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED AND NO TRANSFER OF IT WILL BE MADE BY THE CORPORATION OR ITS TRANSFER AGENT IN THE ABSENCE OF AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH TRANSFER DOES NOT REQUIRE COMPLIANCE WITH APPROPRIATE STATE LAWS OR THAT SUCH COMPLIANCE HAS BEEN EFFECTED.